UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PARAGON FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5000 Sawgrass Village Circle
Ponte Vedra Beach, Florida 32082

April 20, 2004

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Paragon Financial Corporation, which will be held at The Ponte Vedra Inn, 200 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082, on Wednesday, May 19, 2004, at 1:30 P.M., local time.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented. A copy of the 2003 Annual Report is included in this mailing.

Regardless of whether you plan to attend the annual meeting, I urge that you participate by completing and returning your proxy as soon as possible. Your vote is important and will be greatly appreciated. Returning your proxy card will ensure that your vote is counted if you later decide not to attend the annual meeting. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

On behalf of the Board of Directors and employees of Paragon Financial Corporation, I would like to express my appreciation for your continued interest in the Company.

Sincerely,

PARAGON FINANCIAL CORPORATION

George O. Deehan
Chairman of the Board and
Chief Executive Officer

PARAGON FINANCIAL CORPORATION
5000 Sawgrass Village Circle
Ponte Vedra Beach, Florida 32082

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2004

To the Stockholders of Paragon Financial Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Paragon Financial Corporation, a Delaware corporation (the "Company"), will be held on May 19, 2004 at 1:30 p.m. local time, at The Ponte Vedra Inn located at 200 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082, to consider and vote upon the following matters:

1.	To elect four directors for the coming year.

2.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices, 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

By order of the Board of Directors
Steven L. Barnett Secretary

Dated: April 20, 2004

PARAGON FINANCIAL CORPORATION
5000 Sawgrass Village Circle
Ponte Vedra Beach, Florida 32082

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

WEDNESDAY, MAY 19, 2004

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Paragon Financial Corporation, a Delaware corporation (the "Company"), to be voted at the 2004 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the "Meeting"), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about April 20, 2004.

All shares represented by proxies duly executed and received will be voted on the maters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted "FOR" the election of all four nominees for the Board of Directors.

The Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternative nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The total number of shares of common stock outstanding and entitled to vote as of the record date was 116,396,478. The Company's common stock is the only class of securities outstanding which is entitled to vote on matters presented to our stockholders, each share being entitled to one vote. A majority of the shares of common stock outstanding and entitled to vote as of the record date, or 58,198,240, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by delivering to the Company written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be delivered to the Company at 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082, Attention: Corporate Secretary.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices, 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082, and also during the whole time of the meeting for inspection by any stockholder who is present. Stockholders wishing to examine the stockholder list should contact the Company's Corporate Secretary at (904) 285-0000.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

FORWARD-LOOKING STATEMENTS

Certain information contained in this proxy statement may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this proxy statement or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "explore," "consider," "anticipate," "intend," "could," "estimate," "plan," or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to the risks and uncertainties associated with:

•	our ability to raise capital necessary to sustain our operations and implement our business plan,

•	our ability to implement our business plan,

•	our ability to obtain regulatory permits and approvals to operate in the financial services area,

•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,

•	changes in the real estate market, interest rates or the general economy of the markets in which we operate,

•	our ability to employ and retain qualified management and employees,

•	changes in government regulations that are applicable to our business,

•	general volatility of the capital markets and the establishment of a market for our shares,

•	changes in the demand for our services,

•	the degree and nature of our competition,

•	our ability to generate sufficient cash to pay our creditors, and

•	disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in our Securities and Exchange Commission filings. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

BOARD OF DIRECTORS

The Board of Directors presently consists of four members. Directors are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors or executive officers. The name and age, as of the date of this Proxy Statement, of each director and his position with the Company is set forth below.

Name	Age	Position
George O. Deehan	61	Chairman and Chief Executive Officer
Paul K. Danner	46	Director and non-executive employee
Philip Lagori	36	Director and non-executive employee
Charles D. Van Sickle	62	Director

At the annual meeting, stockholders will vote on the election of all four of the above named directors to serve as directors until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified.

Biographical Information

GEORGE O. DEEHAN, has served as a Director since September 2003 and Chairman since January 2004. Mr. Deehan became Chief Executive Officer in October 2003. Mr. Deehan is a consultant to and an investor in eOriginal, Inc., a software development company, since March 2002. Mr. Deehan was President of eOriginal, Inc. from August 2000 until March 2002. Mr. Deehan was President and Chief Executive Officer of Advanta Leasing Services, the business equipment leasing unit of Advanta Business Services, from August 1998 until August 2000. Prior to joining, Advanta, Mr. Deehan served as President and Chief Operating Officer of Information Technology Services for AT&T Capital. Mr. Deehan is a director of NYFIX, Inc. which files reports under the Securities Exchange Act of 1934.

PAUL K. DANNER, has served as a Director since June 2002. Mr. Danner became a non-executive employee of the Company in December 2003. Mr. Danner is active in the United States Naval Reserve where he currently holds the rank of Captain and serves as the Commanding Officer of a Naval Air Systems Command unit headquartered at Naval Station Newport, RI. Mr. Danner was Chairman from September 2002 to December 2003 and Vice Chairman from June 2002 to September 2002. Mr. Danner also served as Secretary from June 2002 to May 2003 and Treasurer from June 2001 to December 2002. From August 2001 to May 2002, Mr. Danner was a director and Chief Executive Officer of Paragon Homefunding, Inc., the entity that merged with a subsidiary of the Company. Mr. Danner was a founder of that company. From January 1999 to October 2000 Mr. Danner was employed in various roles at MyTurn.com, Inc., including as Chief Executive Officer. MyTurn later filed for protection under the federal bankruptcy laws in March 2001. From 1997 to 1998, Mr. Danner served as Vice President of Zekko Corp., a technology company and from 1996 to 1997 Mr. Danner was the managing partner of Technology Ventures, a consulting firm. From 1985 to 1998 he held executive-level and sales & marketing positions with a number of technology companies including NEC Technologies and Control Data Corporation. Mr. Danner previously served on active duty with the United States Navy where he flew the F-14 Tomcat.

PHILIP LAGORI, has served as a Director since January 2003. Mr. Lagori became a non-executive employee of the Company in December 2003. Mr. Lagori was Vice Chairman from January 2003 to December 2003. Mr. Lagori was Chief Operating Officer from January 2003 to June 2003. Mr. Lagori founded our subsidiary PGNF Home Lending, Inc. (fka Mortgage Express, Inc.) and was its President and sole director from 1998 to March 2004. Previously, Mr. Lagori served as President of Insurance Operations and Senior Vice President of Mortgage Lending for JVS Insurance Group following JVS's acquisition in 1997 of two insurance brokerage companies founded by Mr. Lagori.

CHARLES D. VAN SICKLE, has served as a director since February 2004. Mr. Van Sickle is a founder and director of KVI Capital, an equipment leasing and finance company based in

Jacksonville, Florida since April 2000. From November 1998 to May 2000, Mr. Van Sickle was President and CEO of Healthcare Financial Services Corporation, a New York City based healthcare finance company. From May 1986 to January 1998, Mr. Van Sickle had various roles and responsibilities at AT&T Capital Corporation headquartered in Morristown, New Jersey.

Information concerning meetings of the board of directors, board committees and director compensation

During fiscal 2003, the Board of Directors held 13 meetings. All directors then in office attended all meetings of the Board of Directors in 2003. The Company currently does not have any committees of the Board of Directors. The full Board acts on all matters which could otherwise be delegated to committees of the Board, including matters appropriate of an Audit Committee, Compensation Committee, and Corporate Governance Committee. The full board of directors currently, among other things, (i) oversees the accounting and financial reporting processes of the Company, as well as the audits of the financial statements of the Company, (ii) approves the compensation and benefits of our executive officers and other key managerial personnel, and (iii) identifies, evaluates and nominates candidates for election to the Board of Directors as well as providing oversight with respect to corporate governance. During 2003, there existed an Equity Compensation Committee. The Board disbanded this committee in February 2004.

The Board of Directors will consider nominees for election to the Board of Directors recommended by stockholders. The names of such nominees should be forwarded to Corporate Secretary, Paragon Financial Corporation, 5000 Sawgrass Village Circle, Ponte Vedra Beach, FL 32082, who will submit them to the Board for its consideration.

Compensation of Directors

In 2003, no director was compensated in connection with his service on the Board. Directors who are not employees of the Company ("Non-Employee Directors") are compensated for their services as directors through their participation in the 2002 Equity Participation Plan and receive an annual retainer of $25,000. The exercise price for all options granted to each Non-Employee Director under the 2002 Equity Participation Plan is the closing price of our common stock on the date of the grant as quoted on the NASDAQ Bulletin Board, or on such exchange as our common stock may then be trading.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 26, 2004 certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own 5% or more of the common stock, (ii) our directors, (iii) our executive officers and (iv) our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

	Amount and Nature of Beneficial Ownership (1)
Name	Number	Percentage
Philip Lagori (2)	52,329,735	40.8%
Paul K. Danner (3)	19,699,928	15.3%
Christopher Liston (4)	14,208,685	11.1%
George O. Deehan (5)	1,780,000	1.4%
Joseph P. Bryant, Jr. (6)	1,000,000	*
Steven L. Barnett (7)	1,750,000	1.4%
Scott L. Vining (8)	333,333	*
Charles D. Van Sickle (9)	100,000	*
Steven A. Burleson (10)	7,341,124	5.7%
All executive officers and directors as a group (7 persons) (11)	76,992,996	60.0%

*	Less than 1%
(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	The address of Mr. Lagori is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.
(3)	Includes 825,000 shares held in a custodial accounts for the benefit of Mr. Danner's minor children of which Mr. Danner is a custodian. The address of Mr. Danner is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.
(4)	The address of Mr. Liston is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.
(5)	Includes options to purchase 1,500,000 shares of common stock and the conversion into 280,000 shares of common stock of the convertible note held by Mr. Deehan. The address for Mr. Deehan is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.
(6)	Includes options to purchase 1,000,000 shares of common stock. The address for Mr. Bryant is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.
(7)	Includes options to purchase 1,750,000 shares of common stock. The address for Mr. Barnett is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.
(8)	Includes options to purchase 333,333 shares of common stock. The address for Mr. Vining is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

(9)	Includes 100,000 shares of common stock on the conversion of common stock of the convertible note notes held by Mr. Van Sickle. The address for Mr. Van Sickle is 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.
(10)	Includes options to purchase 7,000,000 shares of common stock. The address for Mr. Burleson is 1828 Lake Marshall Dr., Gibsonia, PA 15044.
(11)	See footnotes (2-10)

We are not aware of any material proceedings to which any of our directors, executive officers or affiliates or any security holder, including any owner of record or beneficially of more than 5% of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board to hold office until his successor is duly appointed and qualified.

Name	Age	Position
George O. Deehan	61	Chairman of the Board of Directors and Chief Executive Officer
Joseph P. Bryant, Jr.	56	Chief Operating Officer
Scott L. Vining	41	Chief Financial Officer and Treasurer
Steven L. Barnett	39	Executive Vice President, General Counsel and Secretary

Biographical Information

GEORGE O. DEEHAN, see "Board of Directors—Biographical Information" above.

JOSEPH P. BRYANT, Jr., has served as the Company's Chief Operating Officer since June 2003. From August 2001 until February 2003, Mr. Bryant served as CEO of Ideal Mortgage Bankers, Ltd., Carle Place, NY. Prior to that, Mr. Bryant served as President-Real Estate Group, eOriginal, Inc., Baltimore, MD, from December 1998 through August 2001.

SCOTT L. VINING, has served as our Chief Financial Officer and Treasurer since March 2003. From September 1996 to March 2003, Mr. Vining was employed by Armor Holdings, Inc. a New York Stock Exchange listed company, most recently as Treasurer and Chief Accounting Officer.

STEVEN L. BARNETT, commenced his employment with the Company in April 2003 and has served as our Executive Vice President, General Counsel and Secretary since May 2003. Mr. Barnett was a consultant to the Company from December 2002 to April 2003. From April 1998 to May 2002, Mr. Barnett was Executive Vice President, General Counsel and Secretary of NRT Incorporated, the nation's largest residential real estate brokerage company. Mr. Barnett was a Senior Vice President and Assistant General Counsel of Footlocker, Inc. (f/k/a Woolworth Corporation) from May 1997 to April 1998. From October 1989 to April 1997 Mr. Barnett was a corporate attorney, specializing in mergers & acquisitions with the New York law firm of Skadden Arps.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2003, 2002 and 2001 for each person who served as Chief Executive Officer of the Company during 2003 and the four other most highly compensated Executive Officers:

		Annual Compensation					Long-term Compensation
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Comp ($)		Securities Underlying Options (#)	All Other Compensation
George O. Deehan Chairman of the Board and CEO	2003	$51,846		$—	$—		12,500,000	—
Joseph P. Bryant, Jr. Chief Operating Officer	2003	104,615		—	—		8,000,000	—
Steven L. Barnett Executive Vice President, General Counsel and Secretary	2003	131,250		—	7,801		2,000,000	—
Scott L. Vining Chief Financial Officer and Treasurer	2003	100,000		—	—		—	—
Steven A. Burleson	2003	150,000		—	—		—	—
Former CEO, Former Interim Chief Financial Officer and Former Director	2002	66,667	(1)	30,000	14,281	(2)	16,000,000	—

(1)	Represents salary earned during 2002 for Mr. Burleson pursuant to Mr. Burleson's employment agreement dated September 5, 2002. Mr. Burleson received no cash compensation in 2002 and amounts due for 2002 were converted to Series E Preferred Stock in March 2003. The Company began paying Mr. Burleson's salary pursuant to his employment agreement in February 2003.
(2)	Represents auto allowance of $10,500 and the value of health and other personal benefits in the amount of $3,781.

Stock Option Grants in 2003

We granted the following options to our Named Executive Officers during fiscal 2003.

Individual Grants
Name	Number of Securities Underlying Option Grants (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value At Assumed Annual Rate of Stock Price Appreciation for Option Term
					5%	10%
George O. Deehan	12,500,000	45.3%	$0.44	10/17/13	$3,458,920	$8,765,584
Joseph P. Bryant, Jr.	8,000,000	29.0%	$0.52	6/17/13	$2,616,202	$6,629,969
Steven L. Barnett	2,000,000	7.2%	$0.45	5/6/13	$566,005	$1,434,368

Stock Option Exercises and Option Values for 2003

None of the Executive Officers named in the Summary Compensation Table exercised any stock options in 2003. The table below sets forth information concerning the number and value of their unexercised stock options at December 31, 2003.

	Number of Securities Underlying Unexercised Options at 12/31/03 (#)		Value of Underlying In-The-Money Options at 12/31/03 (1) (2)
Name	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
George O. Deehan	1,500,000	11,000,000	$—	$—
Joseph P. Bryant, Jr.	1,000,000	7,000,000	$—	$—
Scott L. Vining	333,333	666,667	$—	$—
Steven L. Barnett	1,750,000	6,250,000	$—	$—

(1)	Calculated on the basis of $0.17 per share, the closing sales price of the common stock on the OTC Bulletin Board on December 31, 2003, less the exercise price payable for such shares.
(2)	The exercise prices of shares underlying unexercised options were above the market value of the common stock at December 31, 2003. Therefore, there is no value ascribed to the underlying options.

Employment Contracts and Termination, Severance and Change of Control Arrangements

Each Named Executive Officer is employed by the Company pursuant to a written agreement of employment.

Mr. Deehan.    The Company entered into an employment agreement with Mr. Deehan as of October 16, 2003 (the "Deehan Employment Agreement"). The Deehan Employment Agreement is set to expire on October 15, 2007, subject to earlier termination.

The Deehan Employment Agreement provides that during his term of employment, Mr. Deehan will be paid an annual base salary equal to $240,000, subject to reevaluation and increase. Mr. Deehan is eligible to receive a bonus based upon mutually agreed performance objectives. Mr. Deehan is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. In the event the Company or Mr. Deehan elect to terminate the agreement after a Change in Control (as defined in the Deehan Employment Agreement), then Mr. Deehan shall be entitled to receive from the Company an amount equal to his monthly base salary then in effect for the remaining number of months of the term of the Deehan Employment Agreement, as well as medical and dental benefits for the remaining term of the agreement.

The Deehan Employment Agreement provided for the grant, subject to approval of the board of directors, of options to purchase 12,500,000 shares of the Company's common stock. The terms of the options, including vesting, are to be set forth in a separate Stock Option Agreement and subject to the terms of the Company's 2002 Equity Participation Plan and the exercise price of the option is the fair market value on the date of grant.

Mr. Bryant.    The Company entered into an employment agreement with Mr. Bryant as of June 17, 2003 (the "Bryant Employment Agreement"). The Bryant Employment Agreement is set to expire on June 17, 2007, subject to earlier termination.

The Bryant Employment Agreement provides that during his term of employment, Mr. Bryant will be paid an annual base salary equal to $200,000, subject to reevaluation and increase. Mr. Bryant is eligible to receive a bonus based upon mutually agreed performance objectives. Mr. Bryant is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. In the event the Company or Mr. Bryant elect to terminate the agreement after a Change in Control (as defined in the Bryant Employment Agreement), then Mr. Bryant shall be entitled to receive from the Company an amount equal to his monthly base salary then in effect for the remaining number of months of the term of the Bryant Employment Agreement, as well as medical and dental benefits for the remaining term of the agreement.

The Bryant Employment Agreement provided for the grant, subject to approval of the board of directors, of options to purchase 8,000,000 shares of the Company's common stock. The terms of the options, including vesting, are to be set forth in a separate Stock Option Agreement and subject to the terms of the Company's 2002 Equity Participation Plan and the exercise price of the option is the fair market value on the date of grant.

Mr.Vining.    The Company entered into an employment agreement with Mr. Vining as of December 30, 2002 (the "Vining Employment Agreement"). The Vining Employment Agreement is set to expire on February 28, 2006, subject to earlier termination.

The Vining Employment Agreement provides that during his term of employment, Mr. Vining will be paid an annual base salary equal to $120,000, subject to reevaluation and increase. Mr. Vining is eligible to receive a bonus based upon mutually agreed performance objectives. Mr. Vining is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. In the event the Company or Mr. Vining elect to terminate the agreement after a Change in Control (as defined in the Vining Employment Agreement), then Mr. Vining shall be entitled to receive from the Company an amount equal to his monthly base salary then in effect for the remaining number of months of the term of the Vining Employment Agreement, as well as medical and dental benefits for the remaining term of the agreement.

The Vining Employment Agreement provided for the grant, subject to approval of the board of directors, of options to purchase 1,000,000 shares of the Company's common stock. The terms of the options, including vesting, are to be set forth in a separate Stock Option Agreement and subject to the terms of the Company's 2002 Equity Participation Plan and the exercise price of the option is the fair market value on the date of grant.

Mr. Barnett.    The Company entered into an employment agreement with Mr. Barnett as of May 6, 2003 (the "Barnett Employment Agreement"). The Barnett Employment Agreement is set to expire on May 5, 2007, subject to earlier termination.

The Barnett Employment Agreement provides that during his term of employment, Mr. Bryant will be paid an annual base salary equal to $175,000, subject to reevaluation and increase. Mr. Barnett is eligible to receive a bonus based upon mutually agreed performance objectives. Mr. Barnett is eligible to participate in all of the Company's other compensation and employee benefit plans or programs and to receive officer perquisites. In the event the Company or Mr. Barnett elect to terminate the agreement after a Change in Control (as defined in the Barnett Employment Agreement), then Mr. Barnett shall be entitled to receive from the Company an amount equal to the greater of his monthly base salary then in effect for the remaining number of months of the term of the Barnett Employment Agreement and one year's base salary, as well as medical and dental benefits for the remaining term of the agreement. In the event the Company terminates the agreement other than for Cause (as defined in the Barnett Employment Agreement), then Mr. Barnett shall be entitled to receive from the Company an amount equal to the greater of his monthly base salary then in effect for the remaining number of months of the term of the Barnett Employment Agreement and one year's base salary. In the event of such termination, Mr. Barnett shall immediately vest in all outstanding equity securities of the Company and shall be entitled to medical and dental benefits for the remaining term of the agreement.

The Barnett Employment Agreement provided for the grant, subject to approval of the board of directors, of options to purchase 2,000,000 shares of the Company's common stock. The terms of the options, including vesting, are to be set forth in a separate Stock Option Agreement and subject to the terms of the Company's 2002 Equity Participation Plan and the exercise price of the option is the fair market value on the date of grant. In addition, the Barnett Employment Agreement terminated and replaced the consulting agreement between the Company and Mr. Barnett dated December 30,

2002. In connection with entering the Consulting Agreement, Mr. Barnett was granted options to purchase 6,000,000 shares of the Company's common stock.

Mr. Burleson.    On October 22, 2003, Mr. Burleson resigned as an officer and director of the Company. In connection with Mr. Burleson's resignation and the termination of his employment agreement, the Company agreed to pay Mr. Burleson $100,000 over twelve months, a deferred car allowance of $13,500 and medical and dental benefits for six months. The Company also agreed to modify the option expiration date of the options to purchase 7,000,000 shares of common stock held by Mr. Burleson to October 31, 2005, subject to certain restrictions on sale through October 31, 2004.

Code of Ethics

The Company has an adopted a Code of Ethics that applies to the Company's senior executives and financial officers. The Code of Ethics is available on our website (www.paragonfinancialcorp.com).

Report on Executive Compensation

The Company's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. Our compensation program currently consists of a number of components, including a cash salary, cash incentive bonuses, and stock option grants.

We currently do not have a compensation committee. The Board of Directors as a whole, reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where the company has operations. Based in part on this information, the Board of Directors generally sets salaries at levels comparable to such companies. Bonuses are generally discretionary, but in some cases may be set forth in employment agreements and based on the achievements of performance thresholds. In either case, bonuses are linked to company performance during the year and thus align the interest of executive officers with those of the stockholders. The Board of Directors also assesses each executive officer's individual performance and contribution in determining bonus levels. The Board of Directors uses grants out of our 2002 Equity Participation Plan to motivate its executive officers and to improve long-term market performance of the Company's common stock.

Since the Board of Directors believes that the granting of options to purchase shares of common stock provides its executive employees with the long-term incentive to work for the betterment of the Company, stock options are granted to executives, in some cases upon commencement of employment and in some cases periodically. Additionally, grants of options are made periodically to other selected employees which contributions and skills are critical to the long-term success of the Company. Options are generally granted with the exercise price equal to the market price of our shares of common stock on the date of grant, generally vest over a period of at least three years and generally expire after ten years.

The compensation of George Deehan, Chief Executive Officer was decided based upon the Board of Directors' belief that such compensation is appropriate to attract and retain a Chief Executive Officer of Mr. Deehan's abilities.

George O. Deehan
Paul K. Danner
Philip Lagori
Charles D. Van Sickle

Compensation Committee Interlocks and Insider Participation

During fiscal 2003 each of Messrs. Deehan, Lagori and Danner were directors and employees of the Company. Each received compensation as employees in accordance with their agreements with the Company. See "Executive Officers—Employment Agreements" and "Related Party Transactions." Each director participated in discussions regarding executive compensation.

Performance Graph

The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) of our common stock with the cumulative return (including reinvested dividends) between October 7, 1999 (the date our common stock commenced public trading) and December 31, 2003 with the cumulative total return of

— the Nasdaq Composite Index,

— the Morgan Stanley High Tech 35 Index,

— the Nasdaq Financial Index,

— certain companies selected in good faith by management which, in management's view, constitute a representative line-of-business comparison (the "Peer Group") for the period commencing October 7, 1999 through December 31, 2003.

The companies comprising the Peer Group are Countrywide Financial Corporation, New Century Financial Corporation, Irwin Financial Corporation, and American Home Mortgage Holdings, Inc. We ceased operating in the online healthcare market on May 31, 2002 at the time our merger with Paragon Homefunding, Inc. was consummated. Subsequent to May 31, 2002, we began operating in the financial services market.

The comparisons shown in the graph below are based upon historical data and is not indicative of, nor intended to forecast, the potential future performance of the our common stock. Information used in the graph was obtained from http://finance.yahoo.com, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Paragon	33.74	0.09	0.07	1.06	0.93
Nasdaq Composite Index	142.33	86.44	68.07	48.48	69.53
Morgan Stanley High Tech	144.12	52.29	39.68	22.51	37.24
Nasdaq Financial Index	113.71	81.98	80.26	65.2	111.30
Peer Group Index	82.35	156.76	139.9	188.91	405.68

REPORT OF THE BOARD OF DIRECTORS AS AUDIT COMMITTEE

The full Board of Directors currently performs the functions of an Audit Committee. Only one member of the Board of Directors, Charles D. Van Sickle satisfies the definition of "independent" as defined under the NASDAQ listing standards. The Board is currently seeking additional candidates that will satisfy the "independence" definition as well as the "financial expert" definition. The Board has not adopted a written charter for the audit committee at this time.

Management is responsible for the Company's internal controls and the financial reporting process. The external auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board's responsibility is to monitor and oversee these processes.

1.	The Board has reviewed and discussed the audited financial statements with management and with Stevens, Powell & Company, P.A., our independent auditors.

2.	The Board has discussed with Stevens, Powell & Company, P.A. the matters required to be discussed by SAS 61 (Communications with Audit Committees).

3.	The Board has received the written disclosures from Stevens, Powell, & Company, P.A. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Stevens, Powell & Company, P.A. their independence.

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Board approved the audited financial statements to be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

George O. Deehan
Paul K. Danner
Philip Lagori
Charles D. Van Sickle

INDEPENDENT PUBLIC ACCOUNTANTS

Stevens, Powell & Company, P.A. has served as our auditors since October 31, 2003, and was selected as our independent public accountants with respect to the fiscal year ended December 31, 2003. It is not expected that a representative of Steven, Powell & Company, P.A. will attend the annual meeting.

Audit Fees

The aggregate fees billed by Stevens, Powell & Company, P.A., our principal accountants, for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2003 and for the review of the financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2003 were approximately $74,000. We also paid our prior principal accountant, BP Professionals, LLP, approximately $45,200 for reviews of our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003. In part due to the new requirements of the Sarbanes-Oxley Act of 2002 and other current and future regulations, we expect that our audit and audit-related expenses will increase for 2004 over the 2003 amounts described above.

All Other Fees

There were no other fees billed by Stevens, Powell & Company, P.A. for professional services rendered for the fiscal year ended December 31, 2003, other than for services described above under "Audit Fees".

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has nominated George O. Deehan, Paul K. Danner, Philip Lagori and Charles D. Van Sickle to be elected at the annual meeting. For certain information regarding each nominee, see "Board of Directors—Biographical Information." Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Our directors are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors or executive officers.

Unless otherwise specified, each proxy received will be voted for the election as directors of the four nominees named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in this proxy statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

THE BOARD RECOMMENDS THAT STOCKHOLDERS A VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NOMINEES LISTED ABOVE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are not involved in any transactions with any director, executive officer, nominee for director or any security holder of more than 5% of any class of our voting securities, except as set forth below.

Revolving Line of Credit.    The Company's subsidiary has a revolving line of credit with Mr. Lagori. Mr. Lagori originally made the loan for the Company's working capital purposes. The current outstanding balance on the loan is $667,555. The Company intends to pay off and terminate this arrangement no later than June 30, 2005.

Employment Agreements.    The Company has reached agreement in principal with each of Philip Lagori, Paul Danner and Christopher Liston regarding the modification and termination of their employment agreements with the Company. The final documentation of these arrangements is subject to completion.

Mr. Lagori has resigned as Vice Chairman and Chief Operating Officer of the Company and President of PGNF Home Lending, Inc. Mr. Lagori will continue for a period of time as a non-executive employee of the Company providing services as directed by Company management. Mr. Lagori's aggregate annual compensation has been reduced from $400,000 to $150,000.

Mr. Danner has resigned as Chairman. Mr. Danner will continue for a period of time as a non-executive employee of the Company providing services as directed by Company management. Mr. Danner's aggregate annual compensation has been reduced from 200,000 to $100,000.

Mr. Liston has resigned as Executive Vice President. Mr. Liston will continue for a period of time as a non-executive employee of the Company providing services as directed by Company management. Mr. Liston's aggregate annual compensation has been reduced from $200,000 to $100,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Except as indicated below, based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2003 fiscal year were timely filed with the Commission.

STOCKHOLDER PROPOSALS

Any proposal of a stockholder intended to be presented at the annual meeting of stockholders to be held in 2005 must be submitted in writing to Corporate Secretary at Paragon Financial Corporation, 5000 Sawgrass Village Circle, Ponte Vedra, FL 32082, no later than February 18, 2005 to be considered for inclusion in the Company's Proxy Statement and form of proxy for the 2005 annual meeting. Proposals must comply with Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals.    In order for a stockholder to make a proposal at an annual meeting of shareholders, under our By-Laws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Corporate Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year's annual meeting of stockholders. If during the prior year we did not hold and annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the proxy statement for the current year. A stockholder's notice must be forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; the name and address of the stockholder proposing such business; the class and number of our shares which are beneficially owned by such stockholder; and any material interest of such stockholder in such business.

Stockholder Nominees.    In order for a stockholder to nominate a candidate for director, under the By-Laws, timely notice of the nomination must be received by us in advance for the meeting. To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting, however, if less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be received no later then the close of business on the tenth day following the earlier of the following; the day on which the notice of the date of the meeting was mailed to the stockholders or the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as; the name, age, business and residence addresses, occupation or employment and shares held by the nominee; any other information relating to such nominee required to be disclosed in a proxy statement; and the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in out proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

The foregoing is only a summery of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request thereof.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

ANNUAL REPORT ON FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2003.

By Order of the Board of Directors

Steven L. Barnett Secretary

April 20, 2004